                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                             Computer Motion, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                              COMPUTER MOTION, INC.
                                     [LOGO]
                                130 CREMONA DRIVE
                            GOLETA, CALIFORNIA 93117
                                 --------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 2, 2001

                                  -------------

February 9, 2001


To the Stockholders of Computer Motion, Inc.:

        On behalf of your Board of Directors and Management, you are cordially invited to attend a Special Meeting of Stockholders of Computer Motion, Inc. ("the Company") to be held at the Corporate Headquarters, 130-B Cremona Drive, Goleta, California, on March 2, 2001, at 10:00 a.m.

        The purpose of the Special Meeting is to consider and vote upon three proposals. The first proposal is to amend the Company's Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 25,000,000 shares to 50,000,000 shares and to increase the authorized number of overall shares from 30,000,000 to 55,000,000. The second proposal is to adopt an amendment to the Company's 1997 Stock Incentive Plan to increase the number of shares issuable thereunder by 2,000,000 shares and to provide for automatic annual increases of 750,000 shares to this number on January 1st of each year. The third proposal is to authorize the issuance of up to $15 million of equity securities, including, but not limited to, Common Stock and preferred stock, debt instruments convertible into Common Stock and warrants for the purchase of Common Stock of the Company, in one or more private placements.

        Only stockholders of record on the books of the Company at the close of business on February 7, 2001 will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the Special Meeting in person. A majority of the outstanding shares must be represented at the Special Meeting in order to transact business. Consequently, if you are unable to attend in person, please execute the enclosed proxy card and return it in the enclosed addressed envelope. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies.

        If you return your proxy, you may nevertheless attend the Special Meeting and, if you wish, vote your shares in person.

                                            Sincerely,

                                            /s/ Robert W. Duggan
                                            ------------------------------------
                                            Robert W. Duggan
                                            Chairman of the Board and
                                            Chief Executive Officer

                              COMPUTER MOTION, INC.
                                     [LOGO]
                                130 CREMONA DRIVE
                            GOLETA, CALIFORNIA 93117
                                 --------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 2, 2001

                                  -------------

        NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of Computer Motion, Inc. ("the Company") will be held at the Corporate Headquarters, 130-B Cremona Drive, Goleta, California, on March 2, 2001, at 10:00 a.m., for the purpose of approving three proposals. The first proposal is to amend the Company's Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 25,000,000 shares to 50,000,000 shares and to increase the authorized number of overall shares from 30,000,000 to 55,000,000. The second proposal is to adopt an amendment to the Company's 1997 Stock Incentive Plan to increase the number of shares issuable thereunder by 2,000,000 shares and to provide for automatic annual increases of 750,000 shares to this number on January 1st of each year during the life of the Plan. The third proposal is to authorize the issuance of up to $15 million of equity securities, including, but not limited to, Common Stock and preferred stock, debt instruments convertible into Common Stock and warrants for the purchase of Common Stock of the Company, in one or more private placements.

        Only stockholders of record at the close of business on February 7, 2001 are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy card are first being mailed, on or about February 9, 2001 to stockholders of record as of February 7, 2001.




                                            Sincerely,

                                            /s/ Gordon L. Rogers
                                            ------------------------------------
                                            Gordon L. Rogers
                                            Secretary

                                 PROXY STATEMENT
                                       OF
                              COMPUTER MOTION, INC.
                                130 CREMONA DRIVE
                            GOLETA, CALIFORNIA 93117




INTRODUCTION

        This Proxy Statement is furnished to you on behalf of the Board of Directors in connection with the solicitation of proxies by the Board of Directors of Computer Motion, Inc. ("the Company"), a Delaware corporation, for use at a Special Meeting of Stockholders to be held at 10:00 a.m. on March 2, 2001, at the Corporate Headquarters, 130-B Cremona Drive, Goleta, California, and at any adjournment or postponement thereof. The purpose of the Special Meeting is set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Stockholders. This Proxy Statement and the accompanying proxy card are first being mailed on or about February 9, 2001 to stockholders of record as of February 7, 2001. Only stockholders of record at the close of business on February 7, 2001 (the "Record Date") are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

REVOCABILITY OF PROXIES

        Any stockholder has the power to revoke his proxy at any time by written notice to the Secretary of the Company, by presenting a duly executed proxy bearing a later date, or by request in person at the Special Meeting. If you do not revoke your proxy, it will be voted according to your directions. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on each proposal.

SOLICITATION

        This proxy is being solicited by the Board of Directors of the Company for use at the Special Meeting. Proxies were mailed to stockholders on or about February 9, 2001 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the Company's Common Stock. Officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished.

        The cost of soliciting proxies is paid by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding proxy materials to such beneficial owners. The Company has no present plans to hire paid solicitors to assist in obtaining proxies, but may do so if it appears that a quorum at the Special Meeting might not otherwise be obtained.

OUTSTANDING SHARES AND VOTING RIGHTS

        Only stockholders of record at the close of business on February 7, 2001, the Record Date, are entitled to receive notice of and to vote at the Special Meeting. The outstanding voting securities of the Company on that date consisted of 10,179,563 shares of Common Stock. Every stockholder of record on the Record Date is entitled to one vote for each share held on each proposal that comes before the Special Meeting.

        The required quorum for the transaction of business at the Special Meeting is a majority of the shares of Common Stock issued and outstanding as of the Record Date. Shares that are voted "FOR," "AGAINST," OR "WITHHELD" are treated as being present at the Meeting for purposes of establishing a quorum.

        Proxies solicited by management for which no specific direction is included will be voted in accordance with the recommendations of the Board.

        There is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions. The Company will count abstentions for purposes of determining both 1) the presence of a quorum for the transaction of business, and 2) the total number of votes with respect to a proposal. Abstentions will be treated as a vote against all proposals. Broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes with respect to any proposal.

VOTE NECESSARY TO APPROVE PROPOSALS

        As to Proposal One, the affirmative vote of a majority of the outstanding shares of the Company's Common Stock is necessary for approval of Proposal One.

        As to Proposal Two and Proposal Three, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the Special Meeting and entitled to vote thereat is required for approval of Proposal Two and Proposal Three.

        All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR each of Proposal One, Proposal Two and Proposal Three.

NO DISSENTER'S RIGHT OF APPRAISAL

        Stockholders are not entitled to dissenters' right of appraisal in connection with the proposals under either Delaware or California law.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

        The proxy rules of the Securities and Exchange Commission permit stockholders, to present proposals for stockholder action where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's annual meeting for the fiscal year ending December 31, 2000 is expected to be held on or about May 17, 2001, and proxy materials in connection with that meeting are expected to be mailed on or about March 26, 2001. In order to be included in the Company's proxy statement for 2001, stockholder proposals prepared in accordance with the proxy rules must be received by the Company on or before November 26, 2000 (120 days before the mailing date).

        The bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of stockholders of the Company; and (ii) the nomination by stockholders of candidates for election as directors.

        Properly Brought Business. The bylaws provide that at the annual meeting such business that is appropriate for consideration at an annual meeting may be conducted. In addition, such business must be specified in the notice of the meeting, properly brought before the meeting by or at the direction of the Board of Directors, or properly brought before the meeting by a stockholder who has given timely written notice to the Secretary of the Company of such business. To be timely, the notice must be given by such stockholder to the Secretary of the Company not less than 45 days and not more than 90 days prior to the meeting (or if less than 55 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made). Notice relating to such business must contain certain information as described in the Company's bylaws, which are available for inspection by stockholders of the Company's principal executive offices. Nothing in the bylaws precludes discussion by any stockholder of any business properly brought before the annual meeting in accordance with the Company's bylaws.

        Discretionary Proxy Voting. On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents information provided to the Company as to the beneficial ownership of the Company's Common Stock as of January 15, 2001
(i) by each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) by each of the Company's directors, including the Company's Chief Executive Officer (the "CEO"); (iii) by each of the four other most highly compensated executive officers, other than the CEO (collectively the "Named Executive Officers"); and (iv) by all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of January 15, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company's knowledge, except as otherwise indicated and except for the effect of community property laws, as applicable, the persons listed below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

----------------------------------------------------------------------------------------------
                                                     Common Stock              Percent of
Beneficial Owners                                 Beneficially Owned        Outstanding Shares
                                                  ------------------        ------------------
Directors and Executive Officers
Robert W. Duggan(1)                                    1,999,895                19.80%
Yulun Wang(2)                                          1,001,169                 9.91%
Daniel R. Doiron(3)                                      107,962                 1.07%
David A. Stewart(3)                                       99,651                    *
W. Peter Geis(3)                                          21,641                    *
Gregory J. Ruehle(3)                                      62,520                    *
M. Jacqueline Eastwood(3)                                  5,000                    *
Jeffrey O. Henley(3)                                           -                    *
Anita Chambers(3)                                         17,538                    *
Gordon L. Rogers                                               -                    *
William Meloche                                                -                    *
Richard DeRisio                                           12,500                    *
Directors and Executive Officers as a Group            3,327,876                32.95%
12 persons

Scudder Kemper Investments, Inc.(4)
345 Park Avenue
New York, NY 10154                                       555,400                 5.50%

Capital Research and Management Co.
333 South Hope Street
Los Angeles, CA 90071                                    434,900                 4.31%
----------------------------------------------------------------------------------------------


* Less than 1.0%


1) Includes 409,054 shares owned by Mr. Duggan's spouse of which he disclaims beneficial ownership and 37,043 stock options and 149,389 warrants which may be exercised within sixty days from January 15, 2001.

2) Includes 24,912 shares owned by Dr. Wang's minor children of which he disclaims beneficial ownership and 74,226 stock options and 2,162 warrants which may be exercised within sixty days from January 15, 2001.

3)      Includes 97,727, 23,340, 12,500, 55,000,18,606, 17,538, and 5,000 stock options and warrants which may be exercised by Mr. Stuart, Mr. Doiron, Mr. DeRisio, Mr. Ruehle, Dr. Geis, Ms. Chambers and Ms. Eastwood, respectively within sixty days from January 15, 2001.

4) As of January 15, 2001, Scudder Kemper Investments, Inc. reported that it beneficially owned 555,400 shares of the Company's common stock of which it held sole power to vote or direct the vote of 555,400 shares, shared power to vote or direct the vote of 0 shares and no power to vote or direct the vote of 0 shares.


                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table shows the cash compensation and certain other compensation paid or accrued by the Company to each of the executive officers of the Company whose total compensation exceeded $100,000 (collectively the "Named Executive Officers") during fiscal years 2000, 1999, and 1998 in all capacities in which they served.

                                                      SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------
                                                         ANNUAL COMPENSATION            SECURITIES
            NAME AND                                 --------------------------         UNDERLYING      ALL OTHER
       PRINCIPAL POSITION              YEAR           SALARY             BONUS            OPTIONS     COMPENSATION(1)
---------------------------------------------------------------------------------------------------------------------
Robert Duggan(2)                       2000          $164,000          $  3,280                                  --
Chairman                               1999          $160,447          $  3,280            20,000                --
Chief Executive Officer                1998          $108,750          $ 16,312            20,000                --

Yulun Wang                             2000          $164,000          $ 12,300                                  --
Chief Technical Officer                1999          $160,447          $ 12,300            20,000                --
Founder                                1998          $143,750          $ 21,562            20,000                --

David A. Stuart                        2000          $147,000          $ 10,050                                  --
Vice President Operations              1999          $129,125          $ 10,050            20,000                --
                                       1998          $117,500          $ 10,576            20,000          $ 30,000

Richard J. DeRisio(3)                  2000          $149,611          $  2,000                            $ 36,542
    Vice President Clinical,           1999          $  7,796                --            50,000          $ 40,458
    Regulatory and                     1998                --                --                --                --
    Quality Affairs

Gregory J. Ruehle(4)                   2000          $150,000                                              $ 15,397
  Vice President Global Sales          1999          $ 77,213                --           160,000                --
                                       1998                --                --                --                --

Gordon Rogers(5)                       2000          $118,750                --                            $ 40,374
Chief Financial Officer                1999                --                --                --                --
                                       1998                --                --                --                --

---------------------------------------------------------------------------------------------------------------------



1 Does not include the value of other compensation which in the aggregate did not exceed the lesser of $50,000 or 10% of the executive officer's salary and bonus.

2 Mr. Duggan was appointed Chief Executive Officer in October 1997, but did not begin drawing a salary until March 1998.

3 Mr. DeRisio began employment with the Company in December 1999, at an annual salary of $147,000.

4 Mr. Ruehle began employment with the Company in July 1999, at an annual salary of $150,000.

5 Mr. Rogers began employment with the Company in March 2000, at an annual salary of $150,000.00.

OPTION GRANTS

        The following table sets forth certain information concerning grants of stock options to each of the Company's Named Executive Officers during the fiscal year ending December 31, 2000. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, the following table sets forth the hypothetical gains or "option spreads" that would exist for the options. Such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent the Company's estimate or projection of future Common Stock prices and no assurance can be given that the rates of annual compound stock appreciation assumed for the purposes of the following table will be achieved.

                        OPTION GRANTS IN LAST FISCAL YEAR

--------------------------------------------------------------------------------------------------------------------------------
                                                                                             POTENTIAL REALIZABLE
                             NUMBER          % OF TOTAL                                        VALUE AT ASSUMED
                          OF SECURITIES        OPTIONS                                       ANNUAL RATES OF STOCK
                            UNDERLYING        GRANTED TO                                    PRICE FOR OPTION TERM(3)
                             OPTIONS          EMPLOYEES      EXERCISE     EXPIRATION      ----------------------------
NAME                         GRANTED(1)        IN 2000     PRICE/SHARE(2)   DATE             5%                10%
----                      -------------      -----------   -------------- ----------      ----------        ----------
Robert W. Duggan              40,400            4.6%        $ 8.25         6/30/10        $  209,611        $  531,194
Yulun Wang                    40,400            4.6%        $ 8.25         6/30/10        $  209,611        $  531,194
David A. Stuart               20,520            2.3%        $ 8.25         6/30/10        $  106,466        $  269,805
Richard J. DeRisio            15,000            1.7%        $10.00         3/13/10        $   94,344        $  239,061
Richard J. DeRisio            12,120            1.4%        $ 8.25         6/30/10        $   62,883        $  159,358
Gregory J. Ruehle             12,120            1.4%        $ 8.25         6/30/10        $   62,883        $  159,358
Gordon Rogers                110,000           12.5%        $10.375         3/1/10        $  717,726        $1,818,859
Gordon Rogers                 10,110            1.2%        $ 8.25         6/30/10        $   52,455        $  132,930

--------------------------------------------------------------------------------------------------------------------------------




1    Stock options vest in four equal and annual installments.

2 The exercise price per share was equal to the fair market value of the Common Stock on the date of grant.

3 The potential realizable value is calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the stock option (ten years) and that the stock option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission. Actual gain, if any, on stock option exercises are dependent on the future performance of the Common Stock.

OPTION EXERCISES

        The following table sets forth information concerning the exercise of stock options during the last fiscal year and unexercised stock options held as of the end of the fiscal year for the Named Executive Officers. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2000. Also reported are the values for "in the money" options, which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of the Company's Common Stock.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

----------------------------------------------------------------------------------------------------------------------
                                                                                             POTENTIAL REALIZABLE
                             NUMBER          % OF TOTAL                                        VALUE AT ASSUMED
                          OF SECURITIES        OPTIONS                                       ANNUAL RATES OF STOCK
                            UNDERLYING        GRANTED TO                                    PRICE FOR OPTION TERM(1)
                             OPTIONS          EMPLOYEES      EXERCISE     EXPIRATION      ----------------------------
NAME                         GRANTED           IN 2000     PRICE/SHARE(2)   DATE             5%                10%
----                      -------------      -----------   -------------- ----------      ----------        ----------
Robert W. Duggan              40,400            4.6%         $ 8.25        6/30/10        $  209,611        $  531,194
Yulun Wang                    40,400            4.6%         $ 8.25        6/30/10        $  209,611        $  531,194
David A. Stuart               20,520            2.3%         $ 8.25        6/30/10        $  106,466        $  269,805
Richard J. DeRisio            15,000            1.7%         $10.00        3/13/10        $   94,344        $  239,061
Richard J. DeRisio            12,120            1.4%         $ 8.25        6/30/10        $   62,883        $  159,358
Gregory J. Ruehle             12,120            1.4%         $ 8.25        6/30/10        $   62,883        $  159,358
Gordon Rogers                110,000           12.5%         $10.375        3/1/10        $  717,726        $1,818,859
Gordon Rogers                 10,110            1.2%         $ 8.25        6/30/10        $   52,455        $  132,930

----------------------------------------------------------------------------------------------------------------------



1 Represents market value of underlying securities at date of exercise less option exercise price.

2 Values were calculated using a price of $4.625 per share, the closing sale price of the Company's Common Stock as reported by the NASDAQ on December 29, 2000 minus the option exercise price.


COMPENSATION OF DIRECTORS

        BOARD COMPENSATION. Directors do not receive any cash compensation for their services as members of the Board of Directors, but are reimbursed for expenses in connection with attendance at Board of Directors and Committee meetings. Non-employee directors are eligible for discretionary stock option grants under the Company's stock plans. There were two grants of options to the Company's Directors in 2000. Dr. Daniel Doiron and Jacqueline Eastwood were each issued an option to purchase 10,000 shares of Common Stock on December 1, 2000.

                   EMPLOYMENT AND INDEMNIFICATION AGREEMENTS

        EMPLOYMENT AGREEMENTS. The Company does not currently have employment agreements with any of its employees.

        INDEMNIFICATION AGREEMENTS. The Company indemnifies its directors and officers against certain costs which could be incurred if they were made, or threatened to be made, a party to a legal proceeding because of their official status as a director or officer. The indemnification agreements, together with the Company's bylaws, provide for indemnification to the fullest extent permitted by Delaware law.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

        During the year ended December 31, 2000, the Compensation Committee of the Company's Board of Directors established the levels of compensation for the Company's executive officers. The Compensation Committee consists of Mr. Williams (resigned July 6, 1999), W. Peter Geis, (resigned November 30, 2000), Dr. Doiron, Jeff Henley and Ms. Eastwood. None of these individuals has ever been an officer or employee of the Company.

                                  PROPOSAL ONE

             AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

        The Company's Second Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 30,000,000 total shares of Company stock. Of that amount, 25,000,000 shares of Common Stock are currently authorized. As of January 15, 2000, the Company had 10,129,848 shares of Common Stock issued and outstanding, and an additional 3,804,485 shares of Common Stock reserved for issuance upon exercise of outstanding warrants or as required under the Company's stock option plans. This leaves approximately 11,065,667 shares of Common Stock currently available for other purposes.

        At the Special Meeting, the stockholders of the Company will be asked to approve amendments to the Company's Second Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of Stock in the Company from 30,000,000 to 55,000,000, and to increase the number of authorized shares of Common Stock from 25,000,000 to 50,000,000.

        If the stockholders approve Proposal One, the first sentence of the first paragraph of Article IV of the Company's Second Amended and Restated Certificate of Incorporation will be amended to read as follows:

        "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 55,000,000, of which (i) 50,000,000 shares shall be designated "Common Stock" and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated "Preferred Stock" and shall have a par value of $0.001 per share."

        On January 19, 2001, the Board of Directors unanimously approved, subject to stockholder approval, the foregoing amendment to the Company's Second Amended and Restated Certificate of Incorporation. Approval of this amendment will require the affirmative vote of a majority of the Company's outstanding shares of Common Stock. Proxies solicited by management for which no specific direction is included will be voted FOR the amendment to the Company's Second Amended and Restated Certificate of Incorporation.

REASONS FOR THE AMENDMENT

        The Company's reserve of authorized but unissued shares of Common Stock has been depleted in recent years as a result of the Company's financing activities through the sale of Common Stock, the issuance of warrants, and the granting of stock options under the stock option plans. The proposed amendment to the Company's Second Amended and Restated Certificate of Incorporation will increase the number of authorized shares of Common Stock from 25,000,000 to 50,000,000. In addition, the proposed amendment will increase the overall number of authorized shares of Company Stock from 30,000,000 to 55,000,000. This overall amount must also be increased because 5,000,000 shares of the overall authorized amount is designated Preferred Stock of the Company. Therefore, in order to reach the new number of 50,000,000 shares of authorized Common Stock, there must be a total of 55,000,000 overall authorized shares. The Board of Directors has decided to increase the authorized number of shares of Common Stock in order to provide that the Company will have a sufficient number of authorized and unissued shares of Common Stock for corporate opportunities, such as additional stock offerings, acquisitions, stock splits, stock dividends and compensation plans. While this is not the intent of this Proposal One, in addition to general corporate purposes, the proposed share increase can be used to make a change in control of the Company more difficult. See "Potential Anti-Takeover Effect of Authorized Securities" below.

        The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Company authorized prior to approval of this Proposal One. Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of the Company.

        As of the January 15, 2000, no shares of the Corporation's Preferred Stock, of which 5,000,000 shares are authorized, were issued or outstanding. No increase in the number of authorized shares of Preferred Stock of the Company is proposed or anticipated at the present time.

        If approved, the increased number of authorized shares of Common Stock will be available for issue from time to time for such purposes and consideration as the Board of Directors may approve, and no further vote of the stockholders of the Company will be required, except as provided under Delaware law or under applicable stock exchange or stock market rules. The availability of additional shares for issuance, without the delay and expense of obtaining stockholder approval at a special meeting, will restore the Company's flexibility to issue Common Stock to a level that the Board of Directors believes is advisable.

POTENTIAL ANTI-TAKEOVER EFFECT OF AUTHORIZED SECURITIES

        The increase in the authorized Common Stock may facilitate certain anti-takeover devices that may be advantageous to management if management attempts to prevent or delay a change of control. The Board of Directors could create impediments to a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid. In this connection, the Board of Directors could issue shares of Common Stock to a holder that would thereby have sufficient voting power to assure that certain types of proposals would not receive the requisite stockholder vote, including any proposal to remove directors, to accomplish certain business combinations opposed by the Board of Directors, or to alter, amend or repeal provisions in the Company's Certificate of Incorporation or Bylaws relating to any such action. During such stockholder votes, the stockholders of the Company's Common Stock are not entitled to cumulative voting rights. Furthermore, the existence of such shares might have the effect of discouraging any attempt by a person or entity, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company, since the issuance of such shares could dilute the Common Stock ownership of such person or entity. Employing such devices may adversely impact stockholders who desire a change in management or who desire to participate in a tender offer or other sale transaction involving the Company. By use of such anti-takeover devices, the Board of Directors may thwart a merger or tender offer even though stockholders might be offered a substantial premium over the then current market price of the Common Stock. At the present time, the Company is not aware of any contemplated mergers, tender offers, or other plans by a third party to attempt to effect a change in control of the Company, and this Proposal One is not being made in response to any such attempt.

        In addition to the potential anti-takeover effects of Proposal One, the Company's Second Amended and Restated Certificate of Incorporation authorizes the issuance of 5,000,000 shares of Preferred Stock, of which all of such shares remain unissued. The Board of Directors, within the limitations and restrictions contained in the Second Amended and Restated Certificate of Incorporation and without further action by the Company's stockholders, has the authority to issue the shares of unissued Preferred Stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and increasing the number of votes required to approve a change in control of the Company.

        On June 14, 1999, the Board of Directors approved the adoption of a Shareholder Rights Plan and declared a dividend distribution of one "Right" for each outstanding share of the Company's Common Stock to stockholders of records on the close of business on June 28, 1999. This Shareholder Rights Plan enables the Company to confront possible takeover attempts by those with interests that are potentially hostile to those of the Company or its stockholders. The Shareholder Rights Plan provides for the distribution of a Right that has redemption and conversion provisions which, when activated by either a hostile takeover attempt or a party acquiring more than 20% of the outstanding shares of the Company's Common Stock, makes the Company prohibitively expensive to buy. For instance, if any person or group of affiliated or associated persons has acquired, or obtained the right to acquire, more than 20% of the outstanding shares of the Company's Common Stock, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock having a value equal to two times the exercise price of the Right. The Shareholder Rights Plan was included as an exhibit to the Company's Registration Statement on Form 8-A filed on June 18, 1999.

        The Company is also governed by Section 203 of the Delaware General Corporation Law, which provides that certain "business combinations" between a Delaware corporation whose stock is authorized for trading on The Nasdaq Stock Market or held of record by more than 2,000 stockholders, such as the Company, and an "interested stockholder" (generally defined as a stockholder who beneficially owns 15% or more of a Delaware corporation's voting stock) are prohibited for a three-year period following the date that such stockholder became an "interested stockholder," unless certain exceptions apply. The term "business combination" is defined generally to include, among other transactions, mergers, tender offers and transactions which increase an "interested stockholder's" percentage ownership of stock in a Delaware corporation.

        While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by the Board of Directors. Moreover, the Board of Directors does not currently intend to propose additional anti-takeover measures in the foreseeable future.

BOARD RECOMMENDATION AND REQUIRED VOTE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL TO AMEND THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE BOTH THE OVERALL NUMBER OF SHARES OF COMPANY STOCK AND THE NUMBER OF SHARES OF COMMON STOCK.

The affirmative "FOR" vote of a majority of the outstanding shares of Common Stock is necessary for approval of Proposal One.

                                  PROPOSAL TWO

      AMENDMENT TO THE COMPUTER MOTION, INC. 1997 STOCK INCENTIVE PLAN TO
            INCREASE THE TOTAL NUMBER OF SHARES ISSUABLE THEREUNDER

INTRODUCTION

        The Board of Directors adopted and the stockholders of the Company originally approved the 1997 Stock Incentive Plan (the "1997 Plan") in April 1997. The purposes of the 1997 Plan are to enhance the Company's ability to attract and retain qualified employees, officers and directors, and consultants and other service providers, and to provide additional incentives for such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing participants with incentives of ownership in the Company and, thereby, an interest in the success and increased value of the Company. The 1997 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code (the "Code").

        At the time of its adoption, the 1997 Plan authorized the sale of up to 1,037,344 shares of Company Common Stock. On May 19, 1999, the stockholders approved a 900,000 share increase in the number of authorized shares under the 1997 Plan for a total of 1,937,344 shares of Company Common Stock. On November 27, 2000, the Board of Directors approved a 502,656 share increase in the number of authorized shares under the 1997 Plan for a total of 2,440,000 shares of Company Common Stock. These additional 502,656 shares were reserved for the exclusive purpose of issuing options to individuals not previously employed by the Corporation to induce them to provide services as employees, consultants, or members of the Board of Directors, and, therefore, this increase made under the plan did not require stockholder approval. As of January 15, 2000, a total of 2,225,933 option shares had been granted, leaving only 214,067 shares available for grant under the 1997 Plan. Subject to approval by the Company's stockholders, the Board of Directors approved the amendment of the 1997 Plan on January 19, 2001 1) to increase the authorized number of shares of Common Stock issuable thereunder by 2,000,000 shares and to reserve the additional shares for issuance under the 1997 Plan, bringing the total number of shares of Common Stock subject to the 1997 Plan to 4,440,000; and 2) to provide for an annual increase in the number of shares of Common Stock issuable under the 1997 Plan whereby the authorized number of shares under the Plan shall be automatically increased by 750,000 shares on January 1st of each year, and the additional shares shall at the same time be automatically reserved for issuance under the 1997 Plan.

        Approval of this amendment to the 1997 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the Meeting and entitled to vote thereat. Proxies solicited by management for which no specific direction is included will be voted FOR the amendment of the 1997 Plan: (1) to increase the authorized number of shares of Common Stock issuable thereunder by 2,000,000 shares and to reserve the additional shares for issuance under the 1997 Plan; and (2) to provide for an annual increase in the number of shares of Common Stock issuable under the 1997 Plan whereby the authorized number of shares shall be automatically increased by 750,000 shares on January 1st of each year, and the additional shares shall at the same time be automatically reserved for issuance under the 1997 Plan.

        The principal features of the 1997 Stock Incentive Plan are summarized below. The summary does not purport to be a complete description of the 1997 Stock Incentive Plan. The Company's stockholders may obtain a copy of the 1997 Stock Incentive Plan upon written request to the Secretary of the Company.

PLAN TERMS

        Incentive Options. Officers and other employees of the Company or of any parent or subsidiary corporation of the Company, whether now existing or hereafter created or acquired (an "Affiliated Company") (including directors if they are also employees of the Company or an Affiliated Company), as may be determined by the Administrator, who qualify for incentive stock options under the applicable provisions of the Code, will be eligible for selection to receive incentive options under the 1997 Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted an additional incentive option or options and receive nonqualified options or restricted shares. No incentive stock options may be granted to an optionee under the 1997 Plan if the aggregate fair market value (determined on the date of grant) of the stock with respect to which incentive stock options are exercisable by such optionee in any calendar year under the 1997 Plan of the Company and its Affiliates exceeds $100,000.

        Nonqualified Options or Restricted Shares. Officers and other employees of the Company or of an Affiliated Company, any member of the Board, whether or not he or she is employed by the Company, consultants, or service providers will be eligible to receive nonqualified options or restricted shares under the 1997 Plan. An individual who has been granted a nonqualified option or restricted shares may, if otherwise eligible, be granted an incentive option or an additional nonqualified option or options or restricted shares.

        Effect of Change in Control of Company. In order to preserve a plan participant's rights with respect to Options and Rights to Purchase Restricted Stock in the event of a Change in Control of the Company, the Administrator has the discretion at any time an option or right to purchase is granted, or at any time thereafter, to take one or more of the following actions: 1) provide for the purchase or exchange of the option or right to purchase for an amount equal to the difference between the value that would have been received for the underlying share in the Change in Control transaction, had the option or right to purchase been exercised immediately before such Change in Control transaction, and the exercise price of the option or purchase price of the right to purchase; 2) adjust the terms of the options and rights to purchase in a manner determined by the Administrator to reflect the Change in Control; 3) cause the options and rights to purchase to be assumed, or new rights substituted therefor, by another entity, either by continuing the Plan and assuming the outstanding options and rights to purchase, or substituting new options and rights to purchase of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices, in which event the Plan and such options and rights to purchase, or the new options and rights to purchase substituted therefor, shall continue in the manner and under the terms so provided; or 4) make such other provision as the Administrator may consider equitable.

        If the Administrator does not take any of the foregoing actions, all options and rights to purchase shall terminate upon the consummation of the Change in Control and the Administrator shall cause written notice of the proposed transaction to be given to all participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction. If the Administrator does not cause the assumption or substitution as set forth above in clause (3) of the preceding paragraph, the time periods relating to the exercise or realization of all outstanding options, rights to purchase, and restricted stock shall automatically accelerate immediately prior to the consummation of such Change in Control. If the Administrator does cause such assumption or substitution, and a Participant is subsequently terminated involuntarily and without cause, then the time periods relating to the exercise or realization of all Options, Rights to Purchase and Restricted Stock that were held by such Participant at the time of the Change of Control and which remain unexercised or subject to forfeiture shall automatically accelerate immediately prior to such termination or resignation.

        A "Change in Control" means: 1) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of beneficial ownership of more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; 2) a merger or consolidation in which the Company is not the surviving entity, except for a transaction where those who held the outstanding voting securities of the Company immediately prior to such merger or consolidation then hold, in the aggregate, more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; 3) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; 4) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or 5) approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

        Effect of Change in Capital Structure. In the event that the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and price per share subject to outstanding option agreements, rights to purchase and stock purchase agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

        General. The Board may from time to time alter, amend, suspend or terminate the 1997 Plan in such respects as the Board may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any incentive option, nonqualified option or restricted share theretofore granted to such person without his or her consent. Unless previously terminated by the Board, the 1997 Plan will terminate in April 2007. The 1997 Plan may be administered by either the Board of Directors or a committee appointed by the Board. Subject to the provisions of the 1997 Plan, the Board of Directors, or such a committee, has full authority to implement, administer, and make all determinations necessary under the 1997 Plan including determination as to the persons to whom awards may be made. The 1997 Plan is currently administered by the Compensation Committee. As of January 15, 2000, approximately 200 persons were eligible to participate in the 1997 Plan, including seven executive officers and three non-employee directors.

        As discussed above, in general, the granting of future stock options or restricted shares under the 1997 Stock Incentive Plan is not determinable at this time. As of January 15, 2001, options to purchase or grants of restricted stock have been granted under the 1997 Plan to the following persons or groups:
(i) the Company's executive officers together as a group have been granted options to purchase up to 917,832 shares of the Company's Common Stock, (ii) the Company's non-employee Directors have been issued restricted stock and/or options to purchase Common Stock totaling 75,933 shares, and (iii) the Company's employees, who are not executive officers, have received option to purchase 1,232,168 shares of the Company's Common Stock.

SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE 1997 PLAN

        The following is a summary of certain federal income tax consequences of participation in the 1997 Plan. State and local income tax laws that may vary from the federal tax consequences described below, are not discussed.

        Incentive Options. No taxable income will be recognized by an optionee under the 1997 Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (1) one year after the date of exercise of the option and (2) two years after the date of grant of the option, the holder will recognize at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock before the expiration of either of the one-year or two-year periods described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (1) the fair market value of the stock on the date of exercise minus the exercise price or (2) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of a disqualifying disposition.

        Nonqualified Options. No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided the applicable withholding requirements are satisfied. If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of Common Stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee equal in number to the old shares exchanged will have the same tax basis and holding period as the optionee's basis and holding period in the old shares. The balance of the shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will be treated as long-term or short-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

        Alternative Minimum Tax. Section 55 of the Internal Revenue Code imposes an "alternative minimum tax" on an individual's income to the extent the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same. If the shares are sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale. For example, assume that an individual pays an exercise price of $10 to purchase stock having a fair market value of $15 on the date of exercise. The amount included in alternative minimum taxable income is $5, and the stock has a basis of $10 for regular tax purposes and $15 for alternative minimum tax purposes. If the individual sells the stock in a subsequent year for $20, the gain recognized is $10 for regular tax purposes and $5 for alternative minimum tax purposes.

        Restricted Stock. If no Section 83(b) election is made and repurchase rights are retained by the Company, a taxable event will occur on each date the participant's ownership rights vest (e.g., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant's basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

        Tax Withholding. Under the 1997 Plan, the Company has the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any options exercised or restricted stock granted under the 1997 Plan. To the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted stock up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, in whole or in part, by (1) directing the Company to apply shares of Common Stock to which the participant is entitled as a result of the exercise of an option or as a result of the purchase of or lapse of restrictions on restricted stock, or (2) delivering to the Company shares of Common Stock owned by the participant.

BOARD RECOMMENDATION AND REQUIRED VOTE

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE 1997 STOCK INCENTIVE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES ISSUABLE THEREUNDER AND TO PROVIDE FOR ANNUAL INCREASES TO THAT AMOUNT HEREAFTER.

The Affirmative "FOR" vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the Special Meeting and entitled to vote thereat is required for approval of Proposal Two.

                                 PROPOSAL THREE

        APPROVAL OF THE ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK

        To fund future research and development activities and provide additional working capital, the Company intends to raise up to $15 million through the sale of its equity securities, including, but not limited to, Common Stock and preferred stock, debt instruments convertible into Common Stock and warrants for the purchase of Common Stock, in one or more private placement transactions. The terms of the securities to be authorized, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters will be determined by the Company's Board of Directors.

        Under the rules of the Nasdaq National Market, the Company is required to obtain stockholder approval for the sale, issuance or potential issuance of the Company's Common Stock, or securities convertible into its Common Stock, if the number of shares to be issued equals or exceeds 20% of the presently outstanding stock and the purchase price is less than the greater of the book value or market value of the stock. As of the date of this proxy statement, the Company has not determined the nature, amount or price of the equity securities that it intends to issue and sell, although the Company expects the amount of securities to exceed 20% of the number of shares of the Company's Common Stock currently outstanding. Accordingly, the Company is asking its stockholders to authorize the private placement offering pursuant to this proxy solicitation and does not intend to seek further authorization by a vote of its stockholders prior to the issuance of securities in the private placement.

        Certain of the Company's officers and/or directors may participate in the private placement, and so have a material interest in this proposal.

        Current stockholders of the Company will suffer immediate dilution (or potential dilution) as a result of the issuance of additional shares of the Company's Common Stock (or securities convertible into Common Stock) in the private placement or placements. Although the number of shares of the Common Stock that stockholders presently own will not decrease, such shares will represent a smaller percentage of the total shares of the Company that will be outstanding after the private placement.

        In addition, the sale of a large number of equity securities to a single or a few investors could allow those investors, individually or as a group, to influence the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions of the Company's certificate of incorporation and bylaws and the approval of certain mergers or other similar transactions, such as the sale of substantially all of our assets. For further discussion of the effects of the issuance of additional securities see "Potential Anti-Takeover Effect of Authorized Securities" in Proposal One above.

        The Company will, however, only consummate a private placement after due consideration by, and approval of, its Board of Directors, of such specific terms. There can be no assurance that the Company will be successful in raising capital pursuant to the private placement or otherwise.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO PURCHASE SECURITIES OF THE COMPANY. ANY OFFER OF SECURITIES MADE BY THE COMPANY OR OTHER PERSON ON BEHALF OF THE COMPANY MAY BE MADE ONLY PURSUANT TO MATERIALS AND OTHER OFFERING DOCUMENTS PREPARED BY THE COMPANY AND DELIVERED TO QUALIFIED PURCHASERS EXPRESSLY FOR USE IN CONNECTION WITH THE PRIVATE PLACEMENTS, AND ANY SUCH OFFER SHALL BE MADE IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, SECTION 5 OF 1933, AS AMENDED.

BOARD RECOMMENDATION AND REQUIRED VOTE

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE ISSUANCE OF UP TO $15 MILLION OF EQUITY SECURITIES IN ONE OR MORE PRIVATE PLACEMENTS.

The Affirmative "FOR" vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the Special Meeting and entitled to vote thereat is required for approval of Proposal Three.

                         TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Special Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of Stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

     Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, PLEASE BE SURE TO DATE AND SIGN YOUR PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE. PLEASE ACT PROMPTLY TO ENSURE THAT YOU WILL BE REPRESENTED AT THIS IMPORTANT MEETING.

                   INCORPORATION OF INFORMATION BY REFERENCE

     The following information is hereby incorporated into this proxy statement by reference:

1. The information set forth in Items 6, 7 and 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 1999; and

2. The information set forth in Items 1 and 2 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

     THE COMPANY IS, TOGETHER HEREWITH, MAILING TO EACH STOCKHOLDER OF THE COMPANY, COPIES (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 AND THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2000. ADDITIONAL COPIES CAN BE OBTAINED FROM THE SECRETARY, COMPUTER MOTION, INC., 130 Cremona Drive, Goleta, California 93117.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ ROBERT W. DUGGAN
                                        -----------------------------------
                                        Robert W. Duggan
                                        Chairman of the Board of Directors
                                        and Chief Executive Officer

February 9, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert W. Duggan and Gordon L. Rogers as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this card, all shares of common stock of Computer Motion, Inc., held of record by the undersigned on February 7, 2001, at the Notice of Special Meeting of Stockholders to be held on March 2, 2001 or any adjournment or postponement thereof.

                         (TO BE SIGNED ON REVERSE SIDE)

     PLEASE MARK YOUR
[X]  VOTES AS IN THIS
     EXAMPLE.

                                          FOR      AGAINST   ABSTAIN
Proposal no. 1

APPROVAL OF AMENDMENT TO CERTIFICATE      [ ]        [ ]       [ ]
OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON
STOCK FROM 25,000,000 TO 50,000,000.

Proposal no. 2

APPROVAL OF AMENDMENT TO 1997 STOCK       [ ]        [ ]       [ ]
INCENTIVE PLAN TO INCREASE THE TOTAL
NUMBER OF SHARES ISSUABLE THEREUNDER
FROM 2,440,000 TO 4,440,000 AND
PROVIDE FOR AN ANNUAL INCREASE OF
750,000 SHARES.

Proposal no. 3

APPROVAL TO AUTHORIZE THE ISSUANCE        [ ]        [ ]       [ ]
OF EQUITY SECURITIES TO FUND FUTURE
RESEARCH AND DEVELOPMENT AND PROVIDE
ADDITIONAL WORKING CAPITAL.

Please sign below, date and return promptly.


SIGNATURE________________  ________________________  Dated: _____, 2001
                           SIGNATURE IF HELD JOINTLY

IMPORTANT:     Please sign exactly as name appears hereon. When signing on behalf of a corporation, partnership, estate, trust or in other representative capacity, please sign name and title. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.